UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 17, 2006
Date of Report (Date of earliest event reported)

METALDYNE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12068	38-2513957
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

47659 Halyard Drive, Plymouth, Michigan 48170
(Address of principal executive offices)

(734) 207-6200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communication s pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 17, 2006 Thomas Chambers (62) was appointed to the position of President and Chief Operating Officer of Metaldyne Corporation (“Metaldyne”). He will report to Timothy D. Leuliette, who remains Chairman and Chief Executive Officer.

In addition to Mr. Chambers, the following executives will continue to report to Mr. Leuliette: Thomas A. Amato, Executive Vice President, Commercial Operations and Business Development; Kimberly A. Kovac, Executive Vice President, Human Resources and Metaldyne University; Logan G. Robinson, Executive Vice President, General Counsel, Government Relations and Secretary; Marjorie Sorge, Vice President, Corporate Communications; and Jeffrey M. Stafeil, Executive Vice President and Chief Financial Officer.

Mr. Chambers joined Metaldyne in August 2004 and, prior to the current appointment, served as the President of Metaldyne’s Powertrain Group. He will continue to head the Powertrain Group until a successor is chosen. Prior to joining Metaldyne, Mr. Chambers served as the President of Piston Automotive from January 2000 to December 2003. Prior to that, Mr. Chambers served as the Managing Director of Operations, Americas at GKN Driveline from November 1998 to December 2000. In addition, Mr. Chambers also served in a variety of positions at ITT Automotive and General Motors and has over 40 years of experience in all phases of product development and manufacturing.

Mr. Chambers has no employment agreement with Metaldyne.

This report contains “forward-looking” statements, as that term is defined by the federal securities law, about our financial condition, results of operations, business and the merger. Forward-looking statements include certain anticipated, believed, planned, forecasted, expected, targeted and estimated results along with Metaldyne’s outlook concerning future results. When used in this report, the words “will,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “plan,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution readers not to place undue reliance on the statements, which speak only as of the date hereof. Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this report include general economic conditions in the markets in which we operate and industry-based factors such as: declines in North American automobile and light truck builds, industry cyclicality, reductions in outsourcing by our automotive customers, increases in our raw material and energy costs, labor costs and strikes at our major direct and indirect customers and at our facilities, dependence on significant automotive customers, the level of competition in the automotive supply industry and pricing pressures from our customers, technological developments that could competitively disadvantage us, and risks associated with conducting business in foreign countries. In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this report such as risks related to the merger, including the failure to complete the merger, whether due to a failure to complete the related financings, the note tender offer, the consent solicitations or otherwise; unexpected delays or conditions in the receipt of regulatory and other third party consents and approvals for the merger; any failure to timely implement and execute the merger plans; our substantial leverage, limitations imposed by our debt instruments, the adequacy of our liquidity to meet our capital expenditures and other cash requirements, our ability to identify attractive and other strategic opportunities; dependence on key personnel and relationships; our ability to retain customers; labor stoppages affecting our direct and indirect customers; risks of product liability and warranty claims; risks related to environmental matters; risks related to control by our principal stockholder; and our ability to realize upon cost-saving opportunities and to integrate acquisitions and achieve the intended benefits. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

We disclose important factors that could cause our actual results to differ materially from our expectations under Item 1A “Risk Factors” in our annual report on Form 10-K for the fiscal year ended January 1, 2006 and under Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations in our quarterly report on Form 10-Q for the quarter ended July 2, 2006. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. When we indicate that an event, condition or circumstance could or would have an adverse effect on us, we mean to include effects upon our business, financial and other conditions, results of operations and ability to make payments on our outstanding debt.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

99.1 Press Release, dated October 17, 2006, of Metaldyne Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2006

METALDYNE CORPORATION
By:	/s/ Logan G. Robinson
Name: Logan G. Robinson
Title: Executive Vice President,
General Counsel, Government
Relations and Secretary